UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 8, 2007

OUTDOOR CHANNEL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-17287	33-0074499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43445 Business Park Drive, Suite 113
Temecula, California 92590
(Address of principal executive offices, including zip code)

(951) 699-4749
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06  Material Impairment.

As reported, authorized officers of Outdoor Channel Holdings, Inc. (the “Company”) had previously concluded that due to a change in the Company’s strategy to increase the number of subscribers to its national network, The Outdoor Channel, the intangible asset relating to distributor relationships that the Company acquired in connection with its September 2004 purchase of the minority interest of The Outdoor Channel, Inc. had become fully impaired during the third quarter of 2006.  This intangible asset was originally estimated to have an indefinite life, resulting in no amortization expense of such asset, and valued at $10,573,000.  As a result of the correction in the estimated useful life of this intangible asset from indefinite to 21.33 years, the Company will have expensed an aggregate of approximately $1,033,000 resulting from the amortization of this asset through the third quarter of 2006 which will then result in an impairment charge of $9,540,000 in the third quarter of 2006.

The impairment charge will result in no future cash expenditures.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)           In September 2004, the Company completed the acquisition of the remaining minority interest in The Outdoor Channel, Inc. that it did not previously own.  In connection with such acquisition, the Company acquired an intangible asset relating to that portion of The Outdoor Channel distributor relationships that it did not previously own.  This intangible asset was originally estimated to have an indefinite life, resulting in no amortization expense of such asset, and was valued at $10,573,000.

On January 8, 2007, as a result of the correction in the estimated useful life of this intangible asset from indefinite to 21.33 years and the resulting amortization charge that had not been previously recorded, the Company’s audit committee concluded that an error had been made in the consolidated financial statements of the Company for the fiscal quarters ended March 31, 2005, June 30, 2005, September 30, 2005, March 31, 2006, June 30, 2006, and for the fiscal year ended December 31, 2005, and that the Company would restate such financial statements because they did not reflect this asset’s amortization charge of $124,000 per quarter, or $75,000 per quarter net of taxes.  The Company’s management and audit committee discussed these issues with the Company’s independent registered public accounting firm, J. H. Cohn LLP, which concurred with the Company’s decision to restate its financial statements.

In light of the foregoing, the financial statements included in the 2005 First, Second and Third Quarter Form 10-Q, the 2005 Form 10-K, and the 2006 First and Second Quarter Form 10-Q should no longer be relied upon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC., a Delaware corporation

By:	/s/ Thomas E. Hornish
Thomas E. Hornish General Counsel

Date:  January 9, 2007